[PROVIDENT NEW YORK BANCORP LOGO OMITTED]

                                                      Provident New York Bancorp
News Release                                                 400 Rella Boulevard
                                                       Montebello, NY 10901-4243
                                                                  T 845.369.8040
                                                                  F 845.369.8255
                                                        www.providentbanking.com

FOR IMMEDIATE RELEASE                                        Stock Symbol:  PBNY
October 30, 2006                                Traded on NASDAQ National Market

PROVIDENT BANK CONTACT:
Paul A. Maisch, EVP & Chief Financial Officer
Miranda Grimm, VP & Controller
845. 369.8040


                           PROVIDENT NEW YORK BANCORP
                                    ANNOUNCES
         QUARTERLY EARNINGS OF $5.1 MILLION, OR $0.12 PER DILUTED SHARE


MONTEBELLO,  NY - October 30, 2006 - Provident New York Bancorp (Nasdaq-National
Market: PBNY), the parent company of Provident Bank, today announced that for the three months ended September 30, 2006, net income was $5.1 million, or $0.12 per diluted share, compared to net income of $5.4 million, or $0.13 per diluted share, for the three months ended September 30, 2005. For the year ended September 30, 2006, net income was $20.2 million, or $0.49 per diluted share, compared to net income of $21.2 million, or $0.49 per diluted share, for the year ended September 30, 2005.

"I am pleased to report that despite the head winds of the flat yield curve, Provident has maintained its earnings per share at the same level as last year", said George Strayton President and CEO. "Our growth in commercial loan, commercial checking deposits and fee income made up most of the revenue lost as low cost deposits migrated to higher paying deposit products. Our franchise value remains strong as Provident has the largest deposit share in Orange County, holds the number two position in Rockland and is the overall Rockland/Orange deposit leader based on FDIC branch deposit reports as of June 2006".


Fourth quarter operating summary:

   o   53 basis-point increase in yield on interest-earning assets
   o   119 basis-point increase in average  rate on interest-bearing liabilities
   o Interest expense increased by $7.2 million due to both increased rates and increased volumes paid on certificates of deposit and borrowings as compared to the fourth quarter of last year
   o   4.9% decrease in net interest income
   o 10.5% increase in non-interest income compared to last year's quarter was mainly due to fees collected on the Company's investment advisory subsidiary.

Provident New York Bancorp Press Release cont.                                 2

   o Overall non-interest expense remained essentially the same despite a 61.0% increase in stock-based compensation expense
   o   Stock-based compensation increased $499,000 primarily due to:
          o The effect of implementing Statement of Financial Accounting Standards (SFAS) No. 123R, which requires the expensing of stock option grants, resulting in a $261,000 pre-tax expense for the quarter
          o Employee Stock Ownership Plan (ESOP) expense increased $176,000 due to the rise in the average stock price and due to additional shares, released in the current year, compared to the same quarter last year
   o Data and check processing costs decreased by $541,000 or 46.0%, (through consolidation of telecommunication services and bringing data processing in-house).
   o The Company's Pension Plan accruals were frozen as of September 30, 2006. There will be no additional accruals for years of service or salary increases related to defined pension benefits, and the Company amended its 401K Plan to create a profit sharing component expected to be 3% of eligible salary. The Company expects that benefit-related expenses will decrease by $800,000, based on its existing salary base.


Key Balance Sheet Changes at September 30, 2006 vs. September 30, 2005
----------------------------------------------------------------------

   o Total assets at September 30, 2006 increased to $2.8 billion, up $242 million, or 9.3%, from September 30, 2005.
   o Gross loans grew $111 million to $1.5 billion, largely due to a $73.6 million, or 10.3%, increase in commercial loans.
   o Loans held for sale of $7.5 million represent student loans, which will be purchased by a third party 60 days after annual advances have occurred.
   o     Securities   increased   $118.8   million   to   $1.0  billion,   with
         mortgage-backed securities and municipal securities primarily contributing to the increase.
   o     Non-transaction   deposits  grew  $33.7  million to  $1.2  billion,  as
         certificates of deposit increased by $120.2 million, offsetting a decline in savings and money market accounts of $86.5 million.
         Transaction deposits decreased $30.4 million to $520.6 million, reflecting retail customers' migration to interest-bearing products at higher rates.
   o Non-performing assets increased $3.4 million from September 30, 2005, primarily due to two commercial loan relationships from the acquired Ellenville National Bank portfolio. We charged off $770,000 of one of these relationships in the second fiscal quarter.
   o Stockholders' equity increased $10.1 million to $405.3 million as net retentions of earnings, $5.9 million is stock-based compensation capital credits and a decrease in other comprehensive loss on available-for-sale securities (SFAS No.115) of $700,000 to $7.6 million more than offset the repurchase of 1.2 million shares.
   o In accordance with SFAS No.114, $1.0 million was reclassified from the allowance for loan losses to other liabilities as of September 30, 2005, reflecting reserves required for contingent loan commitments (lines and letters of credit). As of September 30, 2006 the reserve for contingent loan commitments was $1.4 million.
   o At September 30, 2006 the Company had $272 million in investment securities that will mature or reprice within the next 12 months. The average tax equivalent yield of these investments is 3.56%. Depending on the market conditions at the point of reinvestment, such funds will be either reinvested at current market rates or borrowings will be reduced.

Provident New York Bancorp Press Release cont.                                 3

Key Operating Results - Quarter
-------------------------------

Net interest income decreased $1.1 million or 4.9%, to $20.7 million primarily as a result of unfavorable interest expense variances of $2.7 million for certificates of deposit and $4.1 million for borrowings expense. This was offset in part by an increase in interest income of $6.2 million over last year's quarter. Tax equivalent net interest margin decreased from 3.95% to 3.46%. Interest-earning assets, on average, increased by $228.5 million, including $129.6 million in loans and $98.9 million in securities. When coupled with the increase of 53 basis points in yield, the volume increase led to a $6.2 million (or $6.4 million tax equivalent) increase in gross interest income to $37.2 million. Included in gross interest on loans and fees were prepayment fees and late charges of $246,000 for the current quarter and $307,000 previously classified as non-interest income for the prior year's quarter. The cost of interest-bearing liabilities increased by 119 basis points to 3.11%. Increases of $242.3 million in average borrowings and $20.1 million in interest-bearing deposits resulted in an increase in interest expense of $7.2 million, to $15.8 million. An increase of $93.0 million in the average balance of higher-cost certificates of deposit also contributed to the higher interest expense, more than offsetting reduced interest expense due to a decline of $99.6 million in average savings account balances.

Non-interest income increased $453,000, or 10.5%. The increase is a reflection of the bank's efforts to improve non-interest income. Investment management fees included $450,000 from our new investment management subsidiary, Hudson Valley Investment Advisors, LLC,"HVIA", acquired April 1, 2006.

Non-interest expense remained essentially the same despite an increase of $499,000 in expense for stock-based compensation plans as previously described. Salaries and benefit costs increased $671,000, or 8.9%, to $8.2 million primarily due to increases in salaries due to an increase in head count which was only partially offset by declines in benefit costs. As a result of bringing our data processing operations in-house, certain costs have been redistributed to salaries and benefits as well as occupancy and equipment.

The Company's effective tax rate for the quarter ended September 30, 2006 was 32.6%, compared to 34.3% for the quarter ended September 30, 2005. The lower rate reflects the higher utilization of tax-exempt securities.


Key Operating Results - Fiscal Year
-----------------------------------

Net interest income for the year ended September 30, 2006 decreased by $2.0 million or 2.3% compared to the same period last year. Interest income increased by $19.4 million, a reflection of higher average volume of interest-earning assets, mostly loans, and an increase of 52 basis points in the yield on interest-earning assets. Interest income included prepayment fees and late charges of $959 thousand for the year ended September 30, 2006 and $900 thousand

Provident New York Bancorp Press Release cont.                                 4

previously classified in non-interest income for the year ended September 30, 2005. Interest expense increased by $21.5 million as the average volume and cost of interest-bearing liabilities increased by $177.3 million and 96 basis points, respectively. This increase in interest expense was net of the recognition of accretion of $1.5 million in premiums on called Federal Home Loan Bank borrowings. An increase of $103.4 million in the average balances of higher cost certificates of deposit contributed to the higher interest expense and was only partially offset by a decrease in interest expense related to decreased average savings account balances of $100.4 million. The migration of account balances from non-interest bearing accounts and low yielding deposit accounts to certificates of deposit and market rate money market accounts is expected to continue, if short term rates remain at the current levels.

The provision for loan losses was $1.2 million for the year ended September 30, 2006 compared to $750,000 for fiscal 2005. The increase in the provision was made in order to maintain the allowance for loan losses at a level to absorb probable loan losses inherent in the existing portfolio.

Non-interest income increased $145,000 or 0.9%. The prior year's income includes the previously mentioned BOLI death claim proceeds of $372,000 and the one-time income item of $681,000 for low income housing partnership investment income. Excluding these two items, non-interest income increased $1.2 million from the prior year's income. This increase is a reflection of the Company's continued focus on improving non-interest income, which is less susceptible to interest rate fluctuations. Fee income from our title insurance subsidiary, income from our BOLI investments (excluding the prior year's death claim proceeds of $372,000) and investment management fees (including $585,000 from HVIA) increased by 9.0%, 15.7% and 80%, respectively.

Non-interest  expense  for the  year  ended  September  30,  2006  increased  by
$674,000, or 1.0% compared to the same period last year. Stock-based compensation increased by $2.9 million, or 96.8%, of which $1,129,000 was for stock option expenses under new accounting rules, $368,000 was for the acceleration of certain restricted stock awards and $604,000 was for an increase in ESOP expense, which reflected the release of the same number of shares for the 2005 ESOP plan year as in past years. Stock-based compensation also reflects a full year's expense of $2.2 million related to restricted stock awards that were granted in March 2005, compared to $1.0 million for the prior year. These increases were partially offset by a decrease of $748 thousand in pension and post-retirement health insurance expense.

The transfer of our data processing operations in-house in November 2005 is primarily responsible for a $1,679,000 decrease in data and check processing costs, which is offset by related increases in compensation and occupancy costs.

The Company's effective tax rate for the full year 2006 was 31.4%, compared to 34.5% for 2005. A key factor in the lower rate is the shifting to tax-exempt securities, which represented 11.5% of the average securities portfolio for 2006, compared to 7.1% of the average securities portfolio for 2005. The effective tax rate was also positively impacted by a land donation during the third quarter, which resulted in a tax benefit of $242,000.

Provident New York Bancorp Press Release cont.                                 5

Additional information
----------------------

The Company maintains two ESOP loans, which release 187,000 shares per year. The Company's loan payments on its first ESOP loan result in the release of 137,000 shares per year. For the year ended September 30, 2006 the Company recorded $1.7 million in expense related to the release of these shares. This loan will be paid off as of December 31, 2007. As a result of the payoff, no further ESOP expense will be recorded on the release of these shares and the expense related to this share release will be eliminated after that time.








Note:

In addition to historical information, this earnings release may contain forward-looking statements. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that have been outlined in previously filed documents with the Securities and Exchange Commission, and other factors that could cause the Company's actual results to differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Provident New York Bancorp Press Release cont.                                 6

Provident New York Bancorp and Subsidiaries
CONSOLIDATED CONDENSED STATEMENTS OF FINANCIAL CONDITION
(unaudited, in thousands, except share and per share data)

                                                                   September 30,             September 30,
                                                                   -------------             -------------
                                                                       2006                      2005
                                                                       ----                      ----
Assets:
Cash and due from banks                                               $   57,293                $   64,117
Total securities                                                       1,012,716                   893,901
Loans held for sale                                                        7,473                       ---
Loans:
    One- to four-family residential mortgage loans                       462,996                   456,794
    Commercial real estate, commercial business
      and construction loans                                             787,086                   713,471
    Consumer loans                                                       223,476                   191,808
                                                                      ----------                ----------
        Total loans, gross                                             1,473,558                 1,362,073
    Allowance for loan losses                                           (20,373)                  (21,047)
                                                                      ----------                ----------
        Total loans, net                                               1,453,185                 1,341,026
                                                                      ----------                ----------
Federal Home Loan Bank stock, at cost                                     33,518                    21,333
Premises and equipment, net                                               31,739                    32,101
Goodwill                                                                 158,853                   157,656
Other amortizable intangibles                                             14,189                    14,607
Bank owned life insurance                                                 39,308                    37,667
Other assets                                                              32,099                    35,915
                                                                      ----------                ----------
        Total assets                                                  $2,840,373                $2,598,323
                                                                      ==========                ==========
Liabilities:
  Deposits:
    Demand deposits                                                   $  366,847                $  407,662
    NOW deposits                                                         153,732                   143,363
                                                                      ----------                ----------
        Total transaction accounts                                       520,579                   551,025
    Savings and money market deposits                                    617,314                   703,765
    Certificates of deposit                                              591,766                   471,611
                                                                      ----------                ----------
        Total deposits                                                 1,729,659                 1,726,401
                                                                      ----------                ----------
    Borrowings                                                           682,739                   442,203
    Mortgage escrow funds and other                                       22,689                    34,562
                                                                      ----------                ----------
        Total liabilities                                              2,435,087                 2,203,166
Stockholders' equity                                                     405,286                   395,157
                                                                      ----------                ----------
        Total liabilities and stockholders' equity                    $2,840,373                $2,598,323
                                                                      ==========                ==========

Shares of common stock outstanding at period end                      42,699,046                43,505,659
Book value per share                                                       $9.49                     $9.08

Provident New York Bancorp Press Release cont.                                 7

Provident New York Bancorp and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except share and per share data)

                                                                       Three Months Ended                   Year Ended
                                                                         September 30,                     September 30,
                                                                      2006            2005            2006             2005
                                                                      ----            ----            ----             ----
  Interest and dividend income:
       Loans and loan fees                                             $25,690         $21,860         $95,531          $81,674
       Securities                                                       10,373           8,501          38,565           33,665
       Other earning assets                                                461               8           1,520              832
                                                                       -------         -------         -------          -------
  Total interest and dividend income                                    36,524          30,369         135,616          116,171
                                                                       -------         -------         -------          -------

  Interest expense:
       Deposits                                                          7,956           4,829          26,802           16,076
       Borrowings                                                        7,848           3,755          24,057           13,324
                                                                       -------         -------         -------          -------
  Total interest expense                                                15,804           8,584          50,859           29,400
                                                                       -------         -------         -------          -------

  Net interest income                                                   20,720          21,785          84,757           86,771
  Provision for loan losses                                                300             225           1,200              750
                                                                       -------         -------         -------          -------
  Net interest income after provision for loan losses                   20,420          21,560          83,557           86,021
                                                                       -------         -------         -------          -------

  Non-interest income:
       Deposit fees and service charges                                  2,791           2,738          10,689           10,351
       Net gain on sales of securities available for sale                  ---             ---             ---              369
       Title insurance fees                                                493             541           1,700            1,560
       Bank owned life insurance                                           416             412           1,641            1,790
       Investment management fees                                          622             201           1,490              828
       Previously unrecognized low income housing
          partnership investment                                           ---             ---             ---              681
       Other                                                               434             411           1,632            1,428
                                                                       -------         -------         -------          -------
  Total non-interest income                                              4,756           4,303          17,152           17,007
                                                                       -------         -------         -------          -------

  Non-interest expense:
       Compensation and employee benefits                                8,181           7,510          32,182           31,573
       Stock-based compensation plans                                    1,317             818           5,826            2,960
       Occupancy and office operations                                   2,826           2,559          11,435            9,587
       Advertising and promotion                                           547             482           2,445            3,102
       Professional fees                                                   924           1,107           3,450            2,908
       Data and check processing                                           636           1,177           3,088            4,767
       Merger integration costs                                            ---             159             ---            1,124
       Amortization of intangible assets                                   832             893           3,288            3,939
       ATM/debit card expense                                              423             409           1,565            1,357
       Other                                                             1,968           2,551           7,977            9,265
                                                                       -------         -------         -------          -------

  Total non-interest expense                                            17,654          17,665          71,256           70,582
                                                                       -------         -------         -------          -------

  Income before income tax expense                                       7,522           8,198          29,453           32,446
  Income tax expense                                                     2,452           2,810           9,258           11,204
                                                                       -------         -------         -------          -------
  Net income                                                           $ 5,070         $ 5,388         $20,195          $21,242
                                                                       =======         =======         =======          =======

  Per common share:
       Basic earnings                                                    $0.12           $0.13           $0.49            $0.49
       Diluted earnings                                                   0.12            0.13            0.49             0.49
       Dividends declared                                                 0.05           0.045            0.20             0.17

  Weighted average common shares:
       Basic                                                        40,945,185      41,513,219       40,953,010      43,033,441
       Diluted                                                      41,407,390      42,141,403       41,441,859      44,702,640

Provident New York Bancorp Press Release cont.                                 8

                                                                                  Three Months Ended
Selected Financial Condition Data:               -----------------------------------------------------------------------------------
(in thousands except share and per share data)     9/30/06            6/30/06         3/31/06           12/31/06           09/30/06
                                                 ------------     -------------    -------------     -------------     -------------
                                                                                   (in thousands)
End of Period
-------------
Total assets                                    $   2,840,373     $   2,780,419    $   2,745,628     $   2,630,940     $   2,598,323
Loans, gross (1)                                    1,473,558         1,450,348        1,405,596         1,387,148         1,362,073
Securities available for sale                         951,729           916,752          926,037           832,578           822,952
Securities held to maturity                            60,987            64,631           67,364            65,949            70,949
Bank owned life insurance                              39,308            38,892           38,475            38,080            37,667
Goodwill                                              158,853           159,093          157,526           157,656           157,656
Other amortizable intangibles                          14,189            15,030           12,983            13,742            14,607
Deposits                                             1729,659         1,750,780        1,779,289         1,675,312         1,726,401
Borrowings                                            682,739           605,523          546,210           533,843           442,203
Equity                                                405,286           391,492          387,293           392,579           395,157

Average Balances
----------------
Total assets                                    $   2,795,917     $   2,756,664     $   2,665,76     $   2,604,713     $   2,569,762
Loans, gross:
   Real estate- residential mortgage                  465,231           465,703          457,030           453,018           439,242
   Real estate- commercial mortgage                   528,225           518,538          514,089           502,435           490,107
   Real estate- construction & land development        91,280            80,894           78,176            69,314            75,434
   Commercial and industrial                          156,737           150,605          147,775           146,116           146,982
   Consumer loans                                     221,880           209,970          199,014           192,819           183,750
Loans total                                         1,463,353         1,425,710        1,396,084         1,363,702         1,335,515
Securities (taxable)                                  850,929           871,878          825,284           797,115           808,057
Securities (non-taxable)                              128,257           112,282          100,693            94,324            86,258
Total earning assets                                2,456,228         2,421,497        2,330,822         2,259,617         2,227,680
Non earning assets                                    339,689           335,167          333,952           344,160           341,171
Non-interest bearing checking                         356,651           357,992          362,955           382,009           374,432
Interest bearing NOW accounts                         153,653           153,848          141,064           138,273           149,061
Total transaction accounts                            500,520           511,840          504,019           520,282           523,493
Savings and money market accounts                     665,413           676,682          670,253           692,932           742,938
Certificates of deposit                               565,111           577,219          521,399           488,517           472,081
Total deposits                                      1,731,044         1,765,741        1,695,671         1,701,731         1,738,512
Total interest bearing deposits                     1,384,177         1,407,749        1,332,716         1,319,722         1,364,080
Borrowings                                            631,760           582,294          556,201           485,800           409,596
Equity                                                396,263           388,398          390,958           392,037           397,645
Other comprehensive loss (SFAS 115),
     reflected in equity                             (13,203)          (14,280)          (9,992)          (10,269)           (5,536)

Selected Operating Data:

Condensed Tax Equivalent Income Statement
-----------------------------------------
Interest and dividend income                    $      36,524     $      34,946     $     32,742     $      31,404     $      30,369
Tax equivalent adjustment*                                677               592              508               477               417
Interest expense                                       15,804            13,262           11,739            10,054             8,584
                                                 ------------      ------------      -----------      ------------      ------------
   Net interest income (tax equivalent)                21,397            22,276           21,511            21,827            22,202
Provision for loan losses                                 300               300              300               300               225
                                                 ------------      ------------      -----------      ------------      ------------
   Net interest income after provision for loan
     losses                                            21,097            21,976           21,211            21,527            21,977
Non-interest income                                     4,756             4,361            3,964             4,071             4,303
Non-interest expense                                   17,654            18,041           18,144            17,417            17,665
                                                 ------------      ------------      -----------      ------------     -------------
Income before income tax expense                        8,199             8,296            7,031             8,181             8,615
Income tax expense (tax equivalent)                     3,129             2,735            2,626             3,022             3,227
                                                 ------------      ------------      -----------      ------------     -------------
   Net income                                   $       5,070     $       5,561     $      4,405     $       5,159    $        5,388
                                                 ============      ============      ===========      ============     =============

 (1) Does not reflect allowance for loan losses of $20,373, $20,360, $20,093, $20,714 and $20,047.
  *     Tax exempt income assumed at a 35% federal rate.

Provident New York Bancorp Press Release cont.                                 9

                                                                              Three Months Ended
                                            ----------------------------------------------------------------------------------------
                                                9/30/06            6/30/06            3/31/06            12/31/05            9/30/05
                                            -----------        -----------        -----------         -----------          ---------
Performance Ratios (annualized)
-------------------------------
Return on Average Assets                          0.72%              0.81%              0.67%               0.79%              0.83%
Return on Average Equity                          5.08%              5.72%              4.57%               5.22%              5.38%
Non-Interest Income to Average Assets             0.67%              0.63%              0.60%               0.62%              0.66%
Non-Interest Expense to Average Assets            2.51%              2.62%              2.76%               2.65%              2.73%
Operating efficiency                              69.3%              69.3%              72.7%               68.5%              67.7%

Analysis of Net Interest Income
-------------------------------
Yield on:
Loans                                             7.06%              6.92%              6.82%               6.65%              6.60%
Investment Securities- Tax Equivalent             4.48%              4.44%              4.28%               4.06%              3.85%
Earning Assets- Tax Equivalent                    6.01%              5.89%              5.79%               5.60%              5.48%
Cost of:
Interest Bearing Deposits                         2.28%              2.13%              1.86%               1.58%              1.40%
Borrowings                                        4.93%              3.97%              4.11%               3.92%              3.64%
Interest Bearing Liabilities                      3.11%              2.67%              2.52%               2.21%              1.92%
Net Interest Tax Equivalent:
Net Interest Rate Spread- Tax Equivalent
    Basis                                         2.90%              3.21%              3.27%               3.39%              3.56%
Net Interest Margin- tax Equivalent Basis         3.46%              3.69%              3.74%               3.83%              3.95%

Capital Information Data
------------------------
Tier 1 Leverage Ratio- Bank Only                  7.82%              7.54%              7.43%               8.37%              8.20%
Tier 1 Risk-Based Capital- Bank Only       $    208,820       $    196,957       $    191,775        $    206,062       $    198,828
Total Risk-Based Capital- Bank Only             229,193            217,317            211,868             227,713            220,122
Tangible Capital Consolidated              $    233,121       $    218,255       $    217,645        $    221,990       $    223,731
Tangible Capital as a % of Tangible Assets        8.74%              8.37%              8.45%               9.03%              9.22%
Shares Outstanding                           42,699,046         42,623,299         42,424,255          43,044,299         43,505,659
Shares Repurchased Per Stock Repurchase
    Program                                      35,623             11,700            641,400             473,171            343,200
Basic weighted common shares outstanding     40,945,185         40,730,064         40,939,326          41,193,958         41,513,219
Diluted common shares outstanding            41,407,390         41,276,806         41,406,485          41,670,008         42,141,403
Per Common Share:
Basic Earnings                             $       0.12       $       0.14       $       0.11        $       0.13       $       0.13
Diluted Earnings                                   0.12               0.13               0.11                0.12               0.13
Dividends Paid                                     0.05               0.05               0.05                0.05              0.045
Book Value                                         9.49               9.18               9.13                9.12               9.08
Tangible Book Value                                5.46               5.12               5.13                5.16               5.14

Asset Quality Measurements
--------------------------
Non-performing loans (NPLs)                $      5,024       $      4,674       $      4,144        $      5,054       $      1,641
Non-performing assets (NPAs)                      5,111              4,762              4,234               5,145              1,733
Net Charge-offs (recoveries)                       (35)                 33                992                 489                469
Net Charge-offs (recoveries) as %
    of average loans (annualized)               (0.01%)              0.05%              0.28%               0.14%              0.14%
NPLs as % of total loans                          0.34%              0.32%              0.29%               0.36%              0.12%
NPAs as % of total assets                         0.18%              0.17%              0.15%               0.20%              0.07%
Allowance for loan losses as % of NPLs             406%               436%               485%                410%              1283%
Allowance for loan losses as % of total
    loans                                         1.40%              1.43%              1.43%               1.49%              1.55%